CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" and to the use of our report on AllianceBernstein Global Real Estate Investment Fund, Inc. dated January 15, 2008, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 333-08153 and 811-07707), formerly AllianceBernstein Real Estate Investment Fund, Inc.

                                                               ERNST & YOUNG LLP

New York, New York
February 25, 2008